UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 28, 2009
(Date of earliest event reported)

ZOOM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Barry I. Grossman, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY    10017
(Address of principal executive offices including zip code)

(703) 720-0333
(Registrant's telephone number, including area code)

207 South Street
Boston, Massachusetts    02111
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are amending and restating Item 4.01 to state, without qualification, that there have been no disagreements with our former independent auditors, UHY LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference thereto in its report. We have also attached a revised and updated letter from UHY LLP.

Item 4.01    Changes in Registrant's Certifying Accountant

Effective September 28, 2009, Zoom Technologies, Inc. (the "Company") dismissed UHY LLP as our independent registered public accounting firm and appointed Goldman Parks Kurland Mohidin LLP as our new independent registered public accounting firm. The audit committee of our board of directors approved the termination of UHY LLP and the appointment of Goldman Parks Kurland Mohidin LLP as the Company's new independent registered public accounting firm.

On September 22, 2009, we closed on a merger with Gold Lion Holding Limited and simultaneous spin-out of our subsidiary, Zoom Telephonics, Inc., which had the effect of making the business of Gold Lion Holding Limited the primary business of the Company. Goldman Parks Kurland Mohidin LLP had been the independent auditors of Gold Lion Holding Limited prior to the merger, and will now be our new independent auditors.

UHY LLP's report on the financial statements of the Company for the fiscal years ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except for a modification for a going concern uncertainty.

During the fiscal years ended December 31, 2008 and 2007 and through September 28, 2009, there have been no disagreements with UHY LLP (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference thereto in its report.

During the fiscal years ended December 31, 2008 and 2007 and through September 28, 2009, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

We provided UHY LLP with a copy of the foregoing disclosures and requested UHY LLP to furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of UHY LLP's response letter, dated October 23, 2009, is attached as Exhibit 16.1 to this Form 8-K/A.

During the fiscal years ended December 31, 2008 and 2007 and through September 28, 2009, neither the Company nor anyone on behalf of the Company has consulted with Goldman Parks Kurland Mohidin LLP regarding either:

1. The application of accounting principles to specified transactions, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report provided to the Company nor was oral advice provided that Goldman Parks Kurland Mohidin LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

2. Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

16.1   Letter, dated October 23, 2009, from UHY LLP to the Securities and Exchange Commission.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: October 23, 2009	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
16.1	Letter, dated October 23, 2009, from UHY LLP to the Securities and Exchange Commission.